EXHIBIT 10.17

                               AGREEMENT OF LEASE

                                     Between

                                   SEMEX, INC.

                                       and

                              PENNWALT CORPORATION

                               AGREEMENT OF LEASE
                                     Between
                                   SEMEX, INC.
                                       and
                              PENNWALT CORPORATION

                                Table of Contents
                                -----------------


                                                                       Page
                                                                       ----
1.     PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
2.     TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
       (a)     Initial Term . . . . . . . . . . . . . . . . . . . . . .   1
       (b)     Extension. . . . . . . . . . . . . . . . . . . . . . . .   1
       (c)     Option to Terminate. . . . . . . . . . . . . . . . . . .   2
       (d)     Entry by Tenant Prior to Term. . . . . . . . . . . . . .   2
3.     RENOVATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .   2
       (a)     Renovation by Landlord . . . . . . . . . . . . . . . . .   2
       (b)     Renovation by Tenant . . . . . . . . . . . . . . . . . .   3
       (c)     Elevator Installation. . . . . . . . . . . . . . . . . .   3
4.     USE OF PREMISES. . . . . . . . . . . . . . . . . . . . . . . . .   4
5.     RENT AND OTHER PAYMENTS BY TENANT. . . . . . . . . . . . . . . .   4
       (a)     Minimum Rent, Initial Term . . . . . . . . . . . . . . .   4
       (b)     Extension Term . . . . . . . . . . . . . . . . . . . . .   4
       (c)     Capital Improvements . . . . . . . . . . . . . . . . . .   5
       (d)     Termination Charge . . . . . . . . . . . . . . . . . . .   6
6.     ADDITIONAL RENT. . . . . . . . . . . . . . . . . . . . . . . . .   7
7.     INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
       (a)     Fire and Other Insurance . . . . . . . . . . . . . . . .  10
       (b)     Liability. . . . . . . . . . . . . . . . . . . . . . . .  10
       (c)     Evidence of Payment. . . . . . . . . . . . . . . . . . .  11
       (d)     Waiver of Subrogation; Rights under
               Insurance Policies . . . . . . . . . . . . . . . . . . .  11
       (e)     Blanket Policies . . . . . . . . . . . . . . . . . . . .  11
       (f)     Increase of Premium. . . . . . . . . . . . . . . . . . .  12
       (g)     Self Insurance . . . . . . . . . . . . . . . . . . . . .  12
8.     TENANT'S FIXTURES. . . . . . . . . . . . . . . . . . . . . . . .  12
9.     SIGNS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
10.    REPAIRS AND MAINTENANCE  . . . . . . . . . . . . . . . . . . . .  13
11.    ALTERATIONS AND ADDITIONS BY TENANT  . . . . . . . . . . . . . .  15
12.    LANDLORD'S RIGHT OF ENTRY  . . . . . . . . . . . . . . . . . . .  16
13.    NET LEASE  . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
14.    UTILITY CHARGES  . . . . . . . . . . . . . . . . . . . . . . . .  17
15.    GOVERNMENTAL REGULATIONS . . . . . . . . . . . . . . . . . . . .  17
16.    MECHANIC'S LIENS . . . . . . . . . . . . . . . . . . . . . . . .  18
       (a)     No Liens . . . . . . . . . . . . . . . . . . . . . . . .  18
       (b)     Discharge of Liens . . . . . . . . . . . . . . . . . . .  18
       (c)     Waiver of Liens. . . . . . . . . . . . . . . . . . . . .  18
       (d)     No Consent of Landlord Intended. . . . . . . . . . . . .  18


                                      (i)

17.     DAMAGE BY FIRE OR OTHER CASUALTY. . . . . . . . . . . . . . . .  19
18.     INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . .  20
19.     CONDEMNATION. . . . . . . . . . . . . . . . . . . . . . . . . .  21
        (a)     Condemnation of Entire Premises . . . . . . . . . . . .  21
        (b)     Partial Condemnation. . . . . . . . . . . . . . . . . .  21
        (c)     Termination . . . . . . . . . . . . . . . . . . . . . .  22
        (d)     Award . . . . . . . . . . . . . . . . . . . . . . . . .  22
20.     NON-ABATEMENT OF RENT . . . . . . . . . . . . . . . . . . . . .  22
21.     QUIET ENJOYMENT . . . . . . . . . . . . . . . . . . . . . . . .  22
22.     ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . . . . . . . .  22
23.     NONDISTURBANCE. . . . . . . . . . . . . . . . . . . . . . . . .  23
24.     MEMORANDUM OF LEASE; TENANT'S CERTIFICATE . . . . . . . . . . .  23
25.     CURING TENANTS' DEFAULTS. . . . . . . . . . . . . . . . . . . .  24
26.     NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
27.     SURRENDER . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
28.     DEFAULTS -  REMEDIES. . . . . . . . . . . . . . . . . . . . . .  25
29.     GRACE PERIOD. . . . . . . . . . . . . . . . . . . . . . . . . .  27
30.     BROKERS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
31.     ADVERSE POSSESSION. . . . . . . . . . . . . . . . . . . . . . .  27
32.     CONDITION OF TITLE AND OF PREMISES. . . . . . . . . . . . . . .  28
33.     DEFINITIONS AND CONSTRUCTION. . . . . . . . . . . . . . . . . .  28
        (a)     Definition of "Landlord". . . . . . . . . . . . . . . .  28
        (b)     Definition of "Tenant". . . . . . . . . . . . . . . . .  28
        (c)     Definition of "Mortgage" and
               "Mortgagee". . . . . . . . . . . . . . . . . . . . . . .  28
        (d)     Definition of "Mechanic's Lien" . . . . . . . . . . . .  29
        (e)     Definition of "Person". . . . . . . . . . . . . . . . .  29
        (f)     Definition of "Proportionate Share" . . . . . . . . . .  29
        (g)     Consents. . . . . . . . . . . . . . . . . . . . . . . .  29
34.     ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . .  29
35.     WORKLETTER. . . . . . . . . . . . . . . . . . . . . . . . . . .  30
36.     CAPTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
37.     COVENANT REGARDING TAX EXEMPT FINANCING . . . . . . . . . . . .  30


                                    EXHIBITS
                                    --------

EXHIBIT  A  -  The  Premises
EXHIBIT  B  -  The  Tract
EXHIBIT  C  -  Landlord's  Work
EXHIBIT  D  -  Subordination,  Non-Disturbance  and
               Attornment  Agreement
EXHIBIT  E  -  Workletter


                                      (ii)

          THIS  AGREEMENT  OF  LEASE  (this "Lease") is made this 20 day of May,
                                                                  --
1986, by and between SEMEX, INC., a wholly owned subsidiary of SETON COMPANY (hereinafter called "Landlord") and PENNWALT CORPORATION (hereinafter called "Tenant").

Intending  to  be  legally  bound,  the  parties  hereto  agree  as  follows:

          1.     PREMISES.  Landlord  leases  a  building  (hereinafter  called
                 --------
"Building  B"  a  tract  of  ground  located at 950 Forge Avenue, Norristown, PA
19403, which is more fully described by metes and bounds on Exhibit B hereto (hereinafter called the "Tract"). Landlord does hereby demise and let unto Tenant and Tenant does hereby lease and take from Landlord, for the term and upon the terms, covenants, conditions and provisions set forth herein, all that certain portion of Building B as indicated on Exhibit A hereto, which contains approximately 41,274 square feet, and which shall be renovated in accordance with Paragraph 3 hereof (hereinafter called the "Premises"), and together with the right, in common with the other occupants of the Tract, to use the driveways, sidewalks, loading and parking areas on the Tract. Tenant shall not use more than its Proportionate Share (as hereinafter defined) of the parking spaces available on the Tract. Tenant acknowledges that Landlord is considering subdividing and/or modifying the boundaries of the Tract to exclude Building A and Building C and/or to add or delete unimproved land. Tenant agrees to cooperate with Landlord in the modification of the Tract so long as such modification does not impair Tenant's beneficial use of the Premises or the financial cost of this Lease. In the event that the Tract is modified, Tenant's Proportionate Share shall be appropriately adjusted.

          2.   TERM.
               ----

               (a)     Initial  Term.  The  term of this Lease shall commence on
                       -------------
August 1, 1986 (herein the "Commencement Date") and, unless sooner terminated in accordance with the terms hereof, the term of this Lease shall end without the necessity for notice from either party to the other on January 31, 1990 (herein the "Expiration Date").

               (b)     Extension. Tenant shall have an option to extend the term
                       ---------
of this Lease for an additional five years at a rent calculated as set forth in Paragraph 5(b) below, upon giving Landlord written notice at least twelve months prior to the expiration of the initial term. Further extension of the term of this Lease shall be by mutual consent of the parties in writing.

               (c)     Option  to  Terminate.  Tenant  shall  have the option to
                       ---------------------
terminate this Lease at any time through the first thirty months of the initial term, upon giving Landlord six months prior written notice no later than the end of the twenty-fourth month of the initial term, such termination to occur only in the event that the technical performance of the clean room is inadequate to meet Tenant's requirements in the Piezo Film Venture. Upon such termination, Tenant will pay a termination charge as set forth in Paragraph 5(d) below.

               (d)     Entry  by Tenant Prior to Term. Tenant and its authorized
                       ------------------------------
agents, employees and contractors shall at all reasonable times prior to the Commencement Date of this Lease have the right, at Tenant's own risk, expense and responsibility, to enter the Premises for the purpose of taking measurements and installing its furnishings and equipment and commencing the renovations contemplated by Paragraph 3(b), provided that in so doing it shall not interfere with or delay the work to be performed hereunder by Landlord. Tenant shall describe in writing for Landlord prior to installation all furnishings and equipment and other work to be performed.

          3.   RENOVATIONS.
               -----------

               (a)     Renovation  by Landlord.  The Premises shall be renovated
                       -----------------------
by Landlord in accordance with Exhibit C, including bringing the clean room up to a class 10,000 level (prior to Tenant's occupancy) as certified by a mutually acceptable testing firm. Landlord shall have no responsibility for maintenance of the clean room class 10,000 level subsequent to the certification by the testing firm. Prior to Tenant's occupancy, Landlord shall repair and replace the components of the clean room mechanical system and general HVAC systems as may be necessary to qualify those systems under the Approved Maintenance Contract (as defined in Paragraph 10(a)). Prior to Tenant's occupancy, Landlord shall also make such repairs and replacements to the other utility and mechanical systems within the Premises which are defective or inoperable as Tenant may reasonably request as a condition to Tenant assuming the maintenance responsibilities therefor as provided in Paragraph 10(h). New filters shall be installed in the HVAC systems at Landlord's expense prior to Tenant's occupancy. Landlord will also provide the existing lockers on the Premises, a demising wall, and a new hot water boiler system as more fully described on Exhibits C and E. All necessary construction as required hereunder to be performed by Landlord shall be commenced promptly and the Premises shall be substantially completed, ready for occupancy and use by Tenant, on or before August 1, 1986; provided, however, that the time for substantial completion of the Premises shall be extended for additional periods of time equal to the time lost by Landlord or Landlord's contractors, subcontractors or suppliers due to strikes or other labor troubles, governmental restrictions and limitations, scarcity, unavailability or delays in obtaining fuel, labor or materials, war or other national emergency, accidents, floods, defective materials, fire damage or other casualties, weather conditions, or any cause similar or dissimilar to the foregoing beyond the reasonable control of Landlord or Landlord's contractors, subcontractors or suppliers, and in such event the Commencment Date shall be extended for a period equal to the period of such delay. All construction shall be done in a good and workmanlike manner and shall comply at the time of completion with all applicable laws, ordinances, regulations and orders of the federal, state, county or other governmental authorities having jurisdiction thereof.

               (b)     Renovation  by  Tenant. Tenant shall renovate and improve
                       ----------------------
the Premises in accordance with its requirements, using that portion required of $1,0537,000 made available to it by Seton Company for the purpose of capital improvements and in compliance with Paragraph 11 herein. Such proposed improvements shall be submitted by Tenant to Landlord, and shall be subject to Landlord's approval prior to any work commencing. Seton Company shall not be obligated to provide any funds to Tenant for capital improvements the cost of which is incurred after January 31, 1988. Tenant anticipates spending not less than $753,000 of such funds by November 30, 1986, and covenants to provide Landlord with written notice on or before September 1, 1986 as to the minimum amount which Tenant will spend by November 30, 1986.

               (c)     Elevator Installation. Tenant shall have the right at any
                       ---------------------
time, at its sole cost and expense, to install an elevator in the Premises in the existing elevator shaft. Such installation shall be subject to the requirements of Paragraph 11 hereof, provided that notwithstanding anything contained in Paragraph 11, the elevator shall become a permanent part of the Premises upon the termination of this Lease. Tenant shall be solely responsible for the maintenance, repair and licensing of the elevator, and shall return the elevator to Landlord at the end of the term of this Lease in good working order. Tenant shall be entitled to recover, as a credit (the "Elevator Credit") against minimum rent under Paragraph 5, up to a maximum of $37,000 of the cost of installing the elevator. The Elevator Credit shall be calculated by dividing the lesser of the cost of the elevator or $37,000 by the number of months remaining in the term of this Lease (including the extension term) at the time the elevator is operational, such amount to be credited against monthly installments of minimum rent commencing on the first of the following month. The Elevator Credit shall not affect the calculation of any rent increase payable under Paragraph 5(b), although the Elevator Credit may be applied against such increased rent. In the event that Tenant does not exercise its right to extend the term of this Lease under Paragraph 2(b) or if this Lease is terminated by Landlord because of a default of Tenant, then Tenant shall forfeit any remaining Elevator Credit.

         4.     USE  OF  PREMISES.  Tenant may use the  facilities for the Piezo
                -----------------
Film Venture, with appurtenant offices and other facilities, or for any other lawful use provided that (a) Tenant shall give Landlord prior written notice of any change in use, and (b) such other use shall not be objectionable to Landlord, shall not violate any reasonable use covenants applying to the Tract, and shall not be prohibited by Sections 103(b)(6)(O) and lO3(b)(18) of the Internal Revenue Code of 1954, as amended.

          5.     RENT  AND  OTHER  PAYMENTS  BY  TENANT.
                 --------------------------------------

               (a)     Minimum  Rent,  Initial  Term. Tenant shall pay a minimum
                       -----------------------------
annual rent of Three Hundred Seventy-Eight Thousand Seven Hundred Sixty Dollars ($378,760.00) without notice or demand and without set-off, in equal monthly installments of Thirty-One Thousand Five Hundred Sixty-Three Dollars and Thirty-Three Cents ($31,563.33) on the first day of each calendar month during the term of this Lease. If the Commencement Date shall fall on a day other than the first day of the calendar month, the rent shall be apportioned pro rata on a per diem basis for the period between the Commencement Date and the first day of the following calendar month and such apportioned sum shall be paid on such Commencement Date. Rent shall be paid in lawful currency of the United States of America to Landlord at 849 Broadway, Newark, NJ 07104, or to such other person and such other place as Landlord may designate in writing.

               (b)     Extension  Term. If Tenant exercises its option to extend
                       ---------------
this Lease as provided for in Paragraph 2(b) above, the minimum annual rent for the first 18 months of the extension term shall be the same as the minimum annual rent under Paragraph 5(a) above; but thereafter the minimum annual rent shall be increased as provided below for the 19th through 39th months of the extension term and increased again for the 40th through 60th months of the extension term. Each increase in the minimum annual rent shall be equal to the sum of (i) the minimum annual rent payable prior to such increase (the "Prior Minimum Rent") plus (ii) a sum equal to the product of fifty percent (50%) multiplied by the percentage change in the "Consumer Price Index" (as hereinafter defined) as measured from the "Base Index" (as hereinafter defined) to the "Comparison Index" (as hereinafter defined), multiplied by the Prior Minimum Rent; provided, however, that in no event shall the annual minimum rent be reduced by the terms and conditions of this subparagraph; and further provided that the first rent increase only hereunder shall not be less than 7.5% nor more than 15%. For purposes of the foregoing calculation:

             (1) "Consumer Price Index" shall be the CPI-W, Urban Wage Earners and Clerical Workers - Philadelphia; (1967 = 100), published by the United States Bureau of Labor Statistics or any successor index. This index is published monthly. In the event that this index is no longer published, the parties agree to substitute a comparable index.

             (2) "Base Index" shall be the Consumer Price Index for the second month preceding the month in which the Commencement Date occurs in the case of the first minimum annual rent increase, or for the 16th month of the extension term in the case of the second such increase.

             (3) "Comparison Index" shall be the Consumers Price Index for the second month preceding the first month in which the particular minimum annual rent increase is to be effective.

Landlord shall provide Tenant with a calculation of the increase in the minimum annual rent as soon as reasonably possible. This statement will set forth (i) the total cost of living increase and the method of calculating the same, and
(ii) the portion of the cost of living increase due from Tenant, if any, since the effective date of such increase. Until such statement is received by Tenant, Tenant shall continue to pay monthly rent based upon the prior minimum annual rent. Following the receipt of such statement, Tenant shall (a) promptly make a retroactive payment to Landlord equal to the amount of the increase applicable to the months preceding the delivery of such statement which are subject to the increase and (b) thereafter pay Landlord, on the first day of each succeeding month, 1/12th of said increased minimum annual rent.

               (c)     Capital  Improvements.  The funds made available by Seton
                        ---------------------
Company to Tenant for capital improvements to the Premises pursuant to Paragraph 3(b) shall bear interest thereon as the same are disbursed by Seton Company at the Interest Rate (as hereinafter defined). Interest on the outstanding balance shall be payable monthly in arrears by Tenant to Seton Company with each installment of rent. The entire principal amount of the funds disbursed together with all accrued and unpaid interest shall be payable on the last day of the initial term of this Lease; provided that Tenant shall have the right to prepay in whole or in part the outstanding principal balance without penalty on the first of any month commencing February 1, 1988. For purposes of the foregoing, the "Interest Rate" shall be the announced "prime rate" of First Pennsylvania Bank N.A. less one and one-half percent (1.5%). In calculating the interest due in any month, the Interest Rate shall be set as of the first of such month and applied against the weighted average balance of funds disbursed and outstanding during such month. Said amount shall be payable on the first of the following month. Tenant shall include with each payment a written verification of the Interest Rate for the month to which the payment relates together with a calculation of the interest due and owing.

               In the event Landlord sells the Premises prior to the repayment in full of the funds advanced under Paragraph 3(b) plus interest, (i) the provisions of this Paragraph and Paragraph 3(b) shall be deleted from this Lease and reduced to a simple loan agreement and note in form mutually acceptable to Seton Company and Tenant so that the obligations of Seton Company and Pennwalt Corporation under this Paragraph and Paragraph 3(b), including without limitation the balance of the term of the loan, shall continue as if such sale had not occurred, and (ii) Semex, Inc. shall not be obligated to make any further advances under Paragraph 3(b) provided that if Seton Company's bond financing is assumed by the purchaser of the Premises, such purchaser shall be obligated to fund the balance, if any, of such monies under the same terms and conditions as would have applied to Semex, Inc. if such sale had not occurred.

               (d)     Termination  Charge.  In  the event Tenant shall exercise
                       -------------------
its option to terminate this Lease pursuant to Paragraph 2(c) above, it shall pay Landlord a termination charge equal, to the sum of (i) the unpaid portion of the capital improvements funds provided by Landlord as set forth in Paragraph 3(b) above, and (ii) the difference between the minimum annual rent for thirty-three months and the minimum annual rent paid through the effective date of termination. Tenant shall make the payments required under this subparagraph in a single payment to Landlord on the first day of the month in which the term of this Lease will expire by virtue of the exercise of such termination option.

          6.     ADDITIONAL  RENT.
                 ----------------

               (a) Tenant agrees to pay to Landlord as additional rent an amount, on an annual basis, determined by multiplying Tenant's Proportionate Share (as defined in Paragraph 33(f)) times the sum of Operating Costs and Impositions for the Tract for each calendar year during the term of the Lease. Except as hereinafter provided, such amount shall be payable annually within 30 days after receipt by Tenant of a statement therefor. For each calendar year during the term of this Lease, Landlord may provide to Tenant a projection of Tenant's Proportionate Share for such year of Operating Costs and Impositions, and thereafter Tenant shall pay as additional rent with each installment of minimum rent, 1/12th of such projected Tenant's Proportionate Share. In the event that such statement is given after January 1 of any calendar year, Tenant shall (a) continue to make payments based on any prior projection until the new projection is received, (b) when such new projection is received, promptly make a retroactive payment with respect to prior months during such year, and (c) thereafter make future payments on the basis of the new projection. Landlord shall have the right at any time during a calendar year to adjust its projection of Operating Costs and Impositions, and upon Tenant being notified of any such new projection, Tenant shall similar make a retroactive payment, and all subsequent payments of additional rent shall be based on the new projection. Landlord shall, within 150 days (or as soon thereafter as possible) after the close of each calendar year, provide to Tenant a statement of Tenant's actual Proportionate Share of Operating Costs and Impositions. If the sum of estimated payments previously made by Tenant are less than Tenant's Proportionate Share of actual Operating Costs and Impositions, Tenant shall promptly pay the deficiency to Landlord. However, if the sum of such estimated payments exceeds Tenant's Proportionate Share of actual Operating Costs and Impositions, then Landlord shall credit the amount of such overpayment to the next rent due under this Lease. If only part of the calendar year shall fall within the term of this Lease, the amount computed as additional rent with respect to such calendar year shall be prorated. Tenant shall have the right, at its cost, and upon reasonable notice, to examine the books and records of Landlord relating to any cost to be borne by Tenant hereunder.

               (b) The defined terms used in this Paragraph 6 have the following meanings:

                    (1) "Operating Costs" shall mean all direct costs of operation and maintenance of the buildings and related facilities on the Tract (as determined by standard accounting practices) that are to be shared by Tenant under Paragraphs 7(a), 10(c) and 10(e). Such costs shall include without limitation: water and sewer charges, including assessments and service; any increase in insurance premiums as provided in Paragraph 7(a); the cost of grounds maintenance and operation and repair; snow removal and lawn and general grounds upkeep including paving maintenance and replacement; landscaping maintenance and replacement; electricity for outdoor lighting; repair, maintenance and replacement of grounds; the cost of any capital improvements made for the purpose of reducing operating expenses, which cost shall be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance at the rate equal to the announced "prime rate" being charged by First Pennsylvania Bank, N.A., or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements (provided that the amount of such amortization shall not exceed the savings on an annual basis). Items of Operating Costs which are not exclusively incurred with respect to the buildings on the Tract by reason of the nature of the items or otherwise, shall be equitably allocated by Landlord among the buildings to which the same relate or for whose benefit the same have been incurred, and only the portion allocated to the buildings on the Tract shall be included in calculating Operating Costs. The term "Operating Costs" shall not include utility service to be paid for directly by Tenant as hereafter provided, depreciation, interest, net income, franchise or capital stock taxes payable by Landlord, executive salaries, real estate brokers' commissions, or the costs of services not uniformly available to all. tenants of the Tract.

                    (2) "Impositions" shall mean all levies, taxes, assessments, water and sewer rents and charges, liens, license and permit fees, charges for public utilities and all other charges, imposts or burdens of whatsoever kind and nature, whether or not particularized by name, and whether general or special, ordinary or extraordinary, foreseen or unforeseen, which at any time during the term of this Lease may be created, levied, assessed, conformed, adjudged, imposed or charged by any federal, state or municipal government or public authority, or under any law, ordinance or regulation thereof or of any public authority whatsoever, including, among others, all special tax bills and all special, general or other assessments, liens or charges made on local or general improvements or under any governmental or public power or authority whatsoever, upon or with respect to the Tract and the buildings or any improvements now constructed thereon (but excluding any Impositions on future additions or improvements to the Tract except as hereinafter provided).

               (c) Notwithstanding the foregoing, Tenant shall pay 100% of all Impositions specifically and separately assessed against the improvements made by Tenant under Paragraph 3(b) or directly upon this Lease or the rent payable hereunder or amounts payable by any subtenants or other occupants of the Premises, or upon this transaction or any documents to which Tenant is a party or successor in interest, or against Landlord because of Landlord's estate or interest herein. In the event that the Premises are separately assessed for any type of Imposition, Tenant shall pay 100% of such Imposition and that type of Imposition shall be deleted entirely from the calculation of Tenant's Proportionate Share of Impositions with respect to the entire Tract.

               (d) If any Imposition shall be created, levied, assessed, adjudged, imposed, charged or become a lien with respect to a period of time beginning before the Commencement Date or ending after the expiration of this Lease (other than by reason of breach of any of the terms hereof by Tenant), then Tenant shall be required to pay only that part of its share of such Imposition which is proportionate to the length of said period which falls within the term of this Lease. If Landlord is permitted to pay (by the assessing and collecting authorities and by all mortgagees) any Imposition in installments, only those installments due during the term of this Lease shall be considered in the foregoing calculations. Nothing herein contained shall require Tenant to pay any income or excess profits taxes assessed against Landlord, or any corporation capital stock and franchise taxes imposed upon Landlord.

               (e)     Contest.  Tenant,  without  postponement  of payment, may
                       -------
bring proceedings to contest the validity or amount of any Imposition or to recover payments therefor, provided that Tenant shall save Landlord and all other tenants of the building harmless from all costs and expenses in connection with such proceedings.
Landlord shall cooperate with Tenant with respect to such proceedings to the extent reasonably necessary, but all costs, fees and expenses incurred in connection with such proceedings shall be borne by Tenant. Tenant shall give Landlord written advance notice of Tenant's intention to take any such action.

          7.   INSURANCE.
               ---------

               (a)     Fire  and  Other  Insurance.  Landlord shall maintain and
                       ---------------------------
keep in effect throughout the term of this Lease insurance against loss or damage to all buildings and all other improvements now or hereafter located on the Tract by fire and such other casualties as may be included within either fire and extended coverage insurance or all-risk insurance in an amount equal to the full insurable value thereof, and may maintain rent insurance, plate glass insurance, war risk insurance (when available) and other such insurance as may reasonably be required from time to time by any mortgagee or as may be required generally by mortgage lending institutions. Tenant shall pay to Landlord, as additional rent hereunder, upon demand, its Proportionate Share of any future increase in the premiums for such insurance over the amounts payable as of the Commencement Date. Tenant shall maintain throughout the term of this Lease boiler insurance on the boiler serving the Premises in an amount equal to that customarily carried on similar boilers in similar operations. Such insurance shall name Landlord as an additional insured and shall meet (and Tenant shall comply with) the requirements of the last four sentences of Paragraph 7(b). All equipment purchased by Tenant with funds provided under Paragraph 3(b) shall be insured, maintained and operated, at Tenant's sole cost and expense, as may be required by the terms of Seton Company's bond financing.

               (b)     Liability.  Tenant,  at  Tenant's  sole cost and expense,
                       ---------
shall maintain and keep in effect throughout the term insurance against liability for bodily injury (including death) or property damage in or about the Premises, the common areas of Building "B" and the common areas of the Tract, under a policy of commercial general public liability insurance, with such limits for each occurrence, in the aggregate and for personal injury and property damage as is reasonable and is customarily carried on similar operations. The policies of commercial general public liability insurance shall name Landlord as an additional insured. Each policy required by this Paragraph 7(b) shall provide that it shall not be cancellable without at least thirty (30) days prior written notice to Landlord and to any mortgagee named in an endorsement thereto and shall be issued by a insurer licensed to do business in the state where the Premises are located. At least five (5) days prior to the Commencement Date of this Lease, Tenant shall provide Landlord with a certificate evidencing such insurance and shall deliver a renewal certificate to Landlord and at least thirty (30) days before any such policy expires. Each such policy shall provide that no such act or omission of Tenant shall affect the obligation of the insurer to pay the full amount of any loss sustained.

               (c)     Evidence  of  Payment.  If  Tenant  shall fail, refuse or
                       ---------------------
neglect to obtain or to maintain any insurance that it is required to provide or to furnish Landlord with satisfactory evidence of payment of the premium on any such policy within the time required as set forth above, Landlord shall have the right, at Landlord's option, upon five (5) days notice to Tenant, to purchase such insurance and to pay the premiums thereon or to pay the premiums on insurance which Tenant should have paid for. All such payments made by Landlord shall be recoverable by Landlord from Tenant on demand as additional rent hereunder together with interest at the rate of ten percent (10%) per annum, from the respective dates of Landlord's making the payments.

               (d)     Waiver  of  Subrogation; Rights under Insurance Policies.
                       --------------------------------------------------------
Each of the parties hereto hereby releases the other, to the extent of the releasing party's insurance coverage, from any and all liability for any loss or damage covered by such insurance which may be inflicted upon the property of such party even if such loss or damage shall be brought about by the fault or negligence of the other party, its agents or employees; provided, however, that this release shall be effective only with respect to loss or damage occurring during such time as the appropriate policy of insurance shall contain a clause to the effect that this release shall not affect said policy or the right of the insured to recover thereunder. If any policy does not permit such a waiver, and if the party to benefit therefrom requests that such a waiver be obtained and has first obtained such a waiver benefitting the other party, such other party shall endeavor to obtain an endorsement to its insurance policies permitting such waiver of subrogation if it is available and if such policies do not provide therefor. If an additional premium is charged for such waiver, the party benefitting therefrom, if it desires to have the waiver, agrees to pay to the other the amount of such additional premium promptly upon being billed therefor.

               (e)     Blanket  Policies. Tenant may carry any insurance that it
                       -----------------
is required to provide under a blanket policy for the risks and in the minimum amounts above specified.

               (f)     Increase  of  Premium. Tenant will not do or suffer to be
                       ---------------------
done, or keep or suffer to be kept, anything in, upon, or about the Premises, the Building B or the Tract which will contravene Landlord's policies insuring against loss or damage by fire or other hazards (including but not limited to public liability) or which will prevent Landlord from procuring such policies in companies acceptable to Landlord. If anything done, omitted to be done or suffered to be done by Tenant, or kept or suffered by Tenant to be kept, in, upon, or about the Premises, Building B or the Tract shall cause the rate of fire or other insurance on the Premises, Building B, the Tract or other property of Landlord in companies acceptable to Landlord to be increased beyond the otherwise prevailing rate from time to time applicable to the Premises for use for the purposes permitted under this Lease, Tenant will pay the amount of such increase promptly upon Landlord's demand. If Tenant's use of the Premises at any time includes any process, procedure, equipment, or materials which render the Premises uninsurable, Tenant shall be in default of its obligations under this Lease and Landlord shall have available to it all remedies provided in Paragraph 28 hereunder.

               (g)     Self  Insurance. Notwithstanding anything to the contrary
                       ---------------
contained herein, so long as Tenant shall have positive earnings from continuing operations (excluding extraordinary charges), Tenant shall have the right to self-insure all or any part of the insurance required to be maintained by Tenant hereunder. Tenant shall make Landlord whole for any loss suffered during a period of self insurance to the extent that Landlord could have recovered under a policy which otherwise would have been required to have been maintained by Tenant hereunder.

          8.     TENANT'S  FIXTURES.  Subject to the provisions of Paragraphs 11
                 ------------------
and 16 hereof, Tenant shall have the right to install in the Premises any trade fixtures and equipment and to remove any or all such fixtures and equipment from time to time during the term of this Lease; provided, however, that no such installation or removal shall affect the structural portions of the Premises and that Tenant shall repair and restore any damage or injury to the Premises caused by the installation and/or removal of any such fixtures and equipment, such repair and restoration to be made to a standard at least to place the Premises in the same condition it would have been had Tenant not made such installations and/or removals.

          9.     SIGNS.  Except  for  signs  which are located wholly within the
                 -----
interior of the Premises and which are not visible from the exterior of Building B, no signs shall be placed, erected, maintained or painted at any place upon the Premises, without the prior written consent of Landlord as to the size, design, color, location, content, illumination, composition or material and mobility thereof. All signs shall be maintained by Tenant in good condition during the term of this Lease, and Tenant shall remove all signs at the termination of this Lease and shall repair and restore any damage caused by the installation and/or removal thereof.

          10.     REPAIRS  AND  MAINTENANCE.
                  -------------------------

               (a) Except as specifically otherwise provided below, Tenant, at its sole cost and expense and throughout the term of this Lease, shall keep and maintain the Premises in good order and condition and shall promptly make all repairs, renewals and replacements necessary to keep and maintain such good order and condition, normal wear and tear excepted, and subject to the provisions of Paragraph 17. All repairs, renewals and replacement shall utilize materials and equipment which are at least equal in quality and usefulness to those originally used in constructing the Premises. Tenant shall obtain prior to the Commencement Date a standard maintenance contract on the clean room mechanical system and the HVAC system serving the Premises in a form mutually acceptable to Landlord and Tenant (the "Approved Maintenance Contract") and shall subsequently maintain at all times during the term of this Lease a maintenance contract on the clean room mechanical system and HVAC system serving the Premises which provides coverage at least equal to the Approved Maintenance Contract (or in lieu of carrying such a contract, Tenant shall be responsible for any repairs or maintenance which would have been covered by the Approved Maintenance Contract). Tenant will be responsible for changing filters after Landlord's initial installation of new filters.

               (b) Landlord, throughout the term hereof and at Landlord's sole cost and expense, shall make all necessary repairs to the structure, including the roof and walls, of Building B; provided, that Landlord shall have no responsibility to make any repair unless and until Tenant notifies Landlord in writing of the need for such repair and provided, further, that Landlord shall have no responsibility to repair any damage which arises out of or is caused by any negligence or abuse, of Tenant or any employee, agent, contractor or invitee of Tenant, or by Tenant's installations in or upon the Premises.

               (c) Landlord, throughout the term of this lease, shall make all necessary repairs to any driveways, sidewalks, curbs, loading, parking and landscaped areas, and other similar improvements on the Tract, provided that Landlord shall have no responsibility to make any repair unless and until Tenant or any other tenant of Building B notifies Landlord in writing of the need for such repair. Tenant shall pay as additional rent its Proportionate Share of the cost of all repairs specified in this Paragraph (c) and similar repairs to Buildings A and C on the Tract, upon being billed therefor by Landlord, except for (i) repairs made necessary because of any abuse by or any negligent acts or omissions of any tenant of the Tract or such tenant's employees, agents, contractors or invitees, and (ii) repairs which under generally accepted accounting practices should be capitalized.

          (d) Landlord agrees to perform all repair work in such a manner so as to minimize to the extent practicable any inconvenience, annoyance, disturbance or other damages to Tenant's ongoing business operations. Landlord agrees to give Tenant reasonable advance notice of such work, except in the event of an emergency.

          (e) Landlord shall keep and maintain all common areas of the Tract in a clean and orderly condition, free of accumulation of dirt and rubbish, shall keep and maintain all landscaped areas in a neat and orderly condition, and shall perform all necessary snow removal to clear sidewalks, parking areas and access ways. Tenant shall pay its Proportionate Share of the cost of all work to be performed by Landlord pursuant to this Paragraph (e) as additional rent, upon being billed therefor by Landlord.

          (f) Tenant shall keep and maintain all portions of the Premises in a clean and orderly condition, free of accumulation of dirt and rubbish. Tenant shall not use or permit the use of any portion of the Premises for outdoor storage. Tenant shall arrange for and shall pay for janitorial services and trash collection required to keep the Premises in a neat and clean condition at all times.

          (g) Tenant at its election shall install or otherwise arrange for security by personnel, electronic or other means of the Premises and shall pay for all charges in connection therewith, including any additional electrical, renovation, maintenance, or any other kind of labor or work required for the installation and maintenance of such system, whether as an initial or continuing charge.

          (h) Notwithstanding anything to the contrary contained herein, any repairs or replacements to the clean room mechanical system not covered by the Approved Maintenance Contract (except for repairs or replacements required because of

Tenant's negligence for which Tenant shall have sole responsibility) shall be performed by or at the direction of Tenant, with the consent of Landlord, and the cost thereof shall be allocated between Tenant and Landlord based on that portion of the economic life of the repair or replacement which falls within the term of this Lease (including any extensions if and when exercised) and that portion of the economic life of the cost, repair or replacement which falls outside of the term of this Lease, respectively. Tenant shall be solely responsible for the cost, repair and maintenance of any additional cleanroom mechanical equipment added to the clean room by Tenant to upgrade or otherwise modify the system. Tenant shall also make all necessary repairs and replacements to all utility and mechanical systems within the Premises (including rooftop HVAC units to the extent not covered by the Approved Maintenance Contract) serving only the Premises; provided that Landlord shall be responsible for the repair of any catastrophic failure to such system which, in Landlord's reasonable opinion, was not caused by Tenant's negligence or by Tenant's modification or alteration of such system.

          11.     ALTERATIONS  AND ADDITIONS BY TENANT. Tenant shall not make or
                  ------------------------------------
permit to be made any alterations, improvements or additions to the Premises, Building B or the Tract, without on each occasion first presenting to Landlord plans and specifications therefor, including appropriate building permits and other licenses required, and obtaining Landlord's prior written consent thereto; except that after the initial renovation Tenant may make minor alterations, improvements or additions to the interior of the Premises without the consent of Landlord; provided that Tenant notifies Landlord at least 10 days in advance of commencing such work. Landlord agrees not to withhold any required consent if:
(i) Tenant supplies Landlord with plans and specifications for the alterations, improvements, or additions and any necessary permits therefor at least ten (10) days in advance thereof; (ii) such alterations, improvements or additions do not impair the structural strength of Building B, or reduce its value, or overtax any of the mechanical systems in place at the Commencement Date; (iii) Tenant shall take or cause to be taken all steps that are required by Paragraph 16 hereof and that are required or permitted by law in order to avoid the imposition of any mechanic's, laborer's or materialmen's lien upon the Premises, Building B or the Tract; and (iv) the occupants of the Tract and of any adjoining real estate owned by Landlord are not disturbed or annoyed by reason thereof. All, or any part of the alterations, improvements and additions made pursuant to this Paragraph 11 may be removed by Tenant at the end of the term of this Lease. Tenant shall remove any such alterations, improvements and additions at the end of the term of this

Lease at the request of Landlord, provided that at the time of giving of Landlord's consent to such alteration, improvement or addition, Landlord reserved the right to so request such removal. In each case Tenant shall repair and restore the portion of the Premises affected by such removal to its original condition. Any alterations, improvements and additions not so removed shall be and become part of the Premises and the property of Landlord without payment therefor by Landlord shall be surrendered to Landlord upon the expiration or earlier termination of the term of this Lease.

          Without limiting the generality of the foregoing, Landlord consents to the installation by Tenant of a chiller, a nitrogen tank, and a propane tank and related improvements which shall be located outside Building B in a location mutually acceptable to Landlord and Tenant. Tenant acknowledges Landlord's desire to maintain the first class appearance of the exterior of Building B and agrees to comply with Landlord's reasonable requirements as to the location and screening of such facilities.

     12.     LANDLORD'S  RIGHT  OF  ENTRY.
             -----------------------------

               (a) Tenant shall permit Landlord and the authorized representatives of Landlord and of any mortgagee or any prospective mortgagee to enter Premises at all reasonable times for the purpose of: (i) inspecting it and (ii) making any necessary repairs thereto or to Building B or the Tract and performing any work therein. Landlord shall give Tenant reasonable advance notice of any such entry, and all persons so entering shall be accompanied by a representative of Tenant, except in the case of an emergency. Landlord acknowledges that Tenant intends to use confidential and proprietary information and manufacturing processes in the Premises, and agrees, at the request of Tenant, to cause all persons so entering the Premises to sign an appropriate confidentiality agreement supplied by Tenant. Nothing herein shall imply any duty upon the part of the Landlord to do any work or to make any repairs which under any provision of this Lease Tenant may be required to perform, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same.

               (b) Landlord shall have the right at all reasonable times to enter and to exhibit the Premises for the purposes of sale or mortgage, and, during the last twelve (12) months of the term of this Lease (as the same may be extended) or at any time after this Lease has been properly terminated as provided for in this Lease, to enter and to exhibit them to any prospective tenant.

          13.     NET LEASE. This Lease is a "net lease" and Landlord is not and
                  ---------
shall not be required to render any services of any kind to Tenant except as expressly set forth herein.

          14.     UTILITY  CHARGES.   Tenant shall be solely responsible for and
                  ----------------
shall pay promptly all rents, costs and charges for any separately metered water service, sewer service, gas, electricity, light, heat, steam, power, telephone and other communication services, and any and all other separately metered utility or service rendered or supplied upon or in connection with the Premises or used or consumed in or servicing the Premises and all other costs and expenses involved in the care, management and use of the Premises throughout the term of this lease, and Tenant shall indemnify Landlord and save Landlord harmless against any costs, liability or damages on such account. Utilities serving the Premises which are not separately metered shall be an Operating Cost under Paragraph 6.

          15.     GOVERNMENTAL  REGULATIONS.  Throughout  the term of this Lease
                  -------------------------
at its sole cost and expense, Tenant shall comply promptly with all laws, ordinances, notices, orders, rules, regulations and requirements of all federal, state and municipal governments and all departments, commissions, boards and offices thereof, and with all notices, orders, rules and regulations of the National Board of Fire Underwriters or any other body now or hereafter constituted exercising similar functions, relating to all or any part of the interior of the Premises, or to use or manner of use of the Premises or to the fixtures and equipment upon the Premises, whether any of the foregoing are foreseen or unforeseen, or ordinary or extraordinary; provided, however, that Tenant shall not be required to comply with the foregoing laws, ordinances and notices with respect to any deficiencies in the Premises (including Landlord's work under Paragraph 3(a) but excluding any work performed by Tenant) existing at the time of the Commencement Date or to otherwise make any capital improvements or repairs to the Premises unless the need for such compliance, improvements or repairs arises out of or is caused by the particular use, manner or occupancy of the Premises by Tenant or any employee, agent, contractor or invitee of Tenant (as opposed to a requirement generally applicable to office, warehouse, or manufacturing use) or by Tenant's installations in or upon the Premises. Without limiting the generality of the foregoing, Tenant shall keep in force at all times all licenses, consents and permits necessary for the lawful use of the Premises for the operations conducted therein. Tenant shall pay all personal property taxes, income taxes, license fees, and other taxes which are or may be assessed, levied or imposed upon Tenant in connection with the operation of its business upon the Premises, and Tenant shall observe and comply with the requirements of all public liability, fire and other policies of insurance covering the Premises or the equipment thereon.

          16.     MECHANIC'S  LIENS.
                  -----------------

               (a)     No  Liens. Tenant will not create or permit to be created
                       ---------
or remain, and will charge, any mechanic's lien arising out of work contracted for by Tenant, and Tenant will not suffer any other matter or thing whereby the estate, right and interest of Landlord in the Premises or any part thereof might be impaired; provided that any mechanic's lien, notice of intention, or notice of refusal, may be discharged in accordance with Paragraph 16(b); and provided further that Tenant shall not be responsible for any mechanic's lien filed as a result of work done by or for Landlord.

               (b)     Discharge of Liens. If any mechanic's lien shall be filed
                       ------------------
at any time, Tenant, within fifteen (15) days after notice of the filing thereof, will cause it to be discharged or record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant fails to cause any such lien to be discharged within such fifteen (15) day period, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge such lien after giving Tenant an additional ten (10) days notice by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event, Landlord shall be entitled, if Landlord so elects, to compel the prosecution of any action for the foreclosure of such lien by the lienor with interest, costs and allowances. Any amount so paid by Landlord and all costs and expenses incurred by Landlord in connection therewith, together with interest thereon, at the rate of ten percent (10%) per annum from the respective dates of Landlord's making of the payments and incurring of the costs and expenses, shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

               (c)     Waiver of Liens. Notwithstanding anything to the contrary
                       ---------------
set forth in this Paragraph, prior to the making of any alterations, additions or improvements to the Premises, Tenant shall, if allowed by applicable law, cause to be duly filed and recorded in the appropriate offices a waiver of mechanics' liens.

               (d)     No  Consent  of  Landlord  Intended. Nothing contained in
                       -----------------------------------
this Lease shall be deemed or construed in any way to constitute a consent or request of Landlord, express or implied, to any contractor, subcontractor, laborer or materialmen for the performance of any labor or the furnishing of any materials for any specific alteration, addition, improvement or repair, or to give Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing or any mechanic's lien, or to evidence Landlord's consent to the imposition of any mechanic's lien.

          17.     DAMAGE  BY  FIRE  OR  OTHER  CASUALTY.
                  -------------------------------------

               If the Premises shall be damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord, and Landlord, subject to the conditions hereafter set forth in this Paragraph 17, shall repair, rebuild or replace such damage and restore the Premises substantially the same condition in which they were immediately prior to such damage or destruction. The work shall be commenced promptly and completed with due diligence, taking into account the time required by Landlord to effect a settlement with, and procure insurance proceeds from, the insurer. The time for commencement and completion of restoration shall be extended for a period equal to any time lost by Landlord because of causes beyond Landlord's reasonable control (which shall not include any time required to settle with insurers). The net amount of any insurance proceeds (excluding rent insurance proceeds) recovered (or which would have been recoverable had Landlord maintained an all risk policy in the amount of the full insurable value of Building B) by reason of the damage or destruction of the Premises in excess of the cost of adjusting the insurance claim and collecting the insurance proceeds (such excess amount being hereinafter called the "net insurance proceeds") shall be applied towards the reasonable cost of restoration. Landlord shall not be responsible for the repair, restoration, or replacement of the fixtures, improvements, alterations, furniture or any other property owned, installed or made by Tenant including without limitation any property required by Tenant under Paragraph 3(b).

               Notwithstanding anything contained herein to the contrary, in the event of any damage or destruction to the Premises, (a) if the damage or destruction is to the office and warehouse area only, this Lease shall continue and Landlord shall be responsible for providing Tenant with substitute space of equal utility and value in Building A or Building C, if available, or in a nearby facility, until the Premises are repaired, and (b) in the event that the cleanroom is damaged (i) Landlord may elect to provide substitute cleanroom space in Building A with adjacent warehouse and office space, all equal at value and utility to the Premises, in which case this Lease shall be amended to reflect the permanent substitution of such new space for the Premises or (ii) if Landlord does not or cannot so elect to provide such substitute space, Tenant shall have the right to terminate this Lease in the event that the cleanroom is not repaired within the longer of 90 days from the date of damage or the date on which Tenant has available to it sufficient process equipment so that it could, but for the unavailability of the cleanroom, commence commercial production.

               In the event that this Lease is not terminated as a result of such damage or destruction, and provided further that such damage or destruction was not a result of Tenant's negligence, all rent payable hereunder shall be equitably abated during the repair period based upon the extent of the Premises which are not useable and the relative value of such space.

          18.     INDEMNIFICATION.
                  ---------------

               (a) Tenant shall and does hereby indemnify and save harmless Landlord from and against any and all claims by or on behalf of any person arising from (i) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or (ii) the breach of any law by Tenant, or (iii) any act or negligence of Tenant or any of its agents, contractors, servants, employees, licensees or invitees. Tenant also indemnifies Landlord from and against all costs, expenses and liabilities incurred in connection with any such claim or any action or proceeding brought thereon (including without limitation the fees of attorneys, investigators and experts); and if any such claim, action or proceeding is brought against Landlord, Tenant upon notice from Landlord and at Tenant's cost and expense shall resist or defend such claim, action or proceeding or shall cause it to be resisted or defended by an insurer.

               (b) Landlord shall and does hereby indemnify and save harmless Tenant from and against any and all claims by or on behalf of any person arising from (i) any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease, or (ii) the breach of any law by Landlord, or (iii) any act or negligence of Landlord or any of its agents, contractors, servants, employees, licensees or invitees. Landlord also indemnifies Tenant from and against all costs, expenses and liabilities incurred in connection with any such claim or any action or proceeding brought thereon (including without limitation the fees of attorneys, investigators and experts); and if any such claim, action or proceeding is brought against Tenant, Landlord upon notice from Tenant and at

Landlord's cost and expense shall resist or defend such claim, action or proceeding or shall cause it to be resisted or defended by an insurer.

          19.     CONDEMNATION.
                  ------------

               (a)     Condemnation  of  Entire Premises. If all of the Premises
                       ---------------------------------
is taken or condemned for a public or quasi-public use (a sale in lieu of condemnation to be deemed a taking or condemnation), this Lease shall terminate as of the date title to the condemned real estate vests in the condemnor and the rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date and all rent prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant.

               (b)     Partial  Condemnation.  If  only  part of the Premises is
                       ---------------------
taken or condemned for a public or quasi-public use (a sale in lieu of condemnation to be deemed a taking or condemnation), and if the Premises are restored pursuant to the provision of this Paragraph (b), there shall be an equitable abatement for the balance of the term of the minimum annual rent (and correspondingly the monthly installments thereof) according to the value of the Premises before and after the taking. In the event that the parties are unable to agree upon the amount of such abatement, either party may submit the issue for arbitration in Montgomery County, Commonwealth of Pennsylvania, pursuant to the rules then obtaining of the American Arbitration Association and the determination or award rendered by the arbitrator(s) shall be final, conclusive and binding upon the parties and not subject to appeal, and judgment thereon may be entered in any court of competent jurisdiction. If only part of the Premises is taken or condemned for a public or quasi-public use, the net proceeds of any condemnation award recovered by reason of any taking or condemnation of the buildings in excess of the cost of collecting the award and in excess of the difference between the market value of the Tract, buildings and other improvements immediately prior to the taking or condemnation and the market value of the Tract, buildings and other improvements immediately after restoration of the damage caused by the taking or condemnation (such excess being hereinafter called the "net condemnation proceeds") shall be applied towards the reasonable cost of restoring the Premises, the buildings and other improvements damaged by reason of the taking or condemnation. If the net condemnation proceeds are more than adequate, the amount by which the net condemnation proceeds exceed the cost of restoration will be retained by Landlord or applied to repayment of any mortgage secured by the Premises.

          (c)     Termination.  If  the Premises as proposed to be restored will
                  -----------
not be suitable for Tenant's continuing operations, Tenant may elect to terminate this Lease effective as of the date of the taking. Any such election by Tenant shall be in writing given not more than 30 days after Tenant receives Landlord's proposal for restorations. Notwithstanding the foregoing, if the Premises cannot, in Landlord's opinion, be restored to an economically viable facility as a result of such condemnation or taking, Landlord may elect to terminate this Lease effective as of the date of the taking. Any such election by Landlord shall be in writing given not more than 90 days after the date of the taking.

          (d)     Award.  In  the event this Lease is terminated pursuant to the
                  -----
provisions of this Paragraph 19, Tenant shall have the right to make a claim against the condemnor for the removal expenses, business dislocation damages, moving expenses and leasehold improvements, provided and to the extent, however, that such claims or payments do not reduce the sums otherwise payable by the condemnor to Landlord. Except as aforesaid, Tenant hereby waives all claims against Landlord and all claims against the condemnor, and Tenant hereby assigns to Landlord all claims against the condemnor including, without limitation, all claims for leasehold damages and diminution in value of Tenant's leasehold interest.

          20.     NON-ABATEMENT  OF  RENT.
                  -----------------------

               Except as hereinbefore expressly provided, there shall be no abatement, diminution or reduction of the minimum annual rent, additional rent or other sums payable hereunder for any cause whatsoever.

          21.     QUIET  ENJOYMENT. Tenant, upon paying the annual minimum rent,
                  ----------------
additional rent and other charges herein provided for and observing and keeping all covenants, agreements and conditions of this Lease on its part to be kept shall quietly have and enjoy the Premises during the term of this Lease without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this Lease.

          22.     ASSIGNMENT  AND SUBLETTING. Tenant shall not assign, mortgage,
                  --------------------------
pledge or encumber this lease, or sublet the whole or any part of the Premises except in accordance with this Paragraph 22. Tenant shall not sublet or assign all or part of the Premises during the initial term of the Lease. If Tenant desires to assign or sublet all or any part of the Premises during the extension term, Tenant shall give Landlord written notice thereof. Landlord shall have the option, within 30 days of receipt of such notice, to (i) amend this Lease so as to remove the space to be sublet or assigned from the Premises in whole or in part, in which case this Lease shall continue with rent equitably abated as to the remainder of the space, if any, in the Premises, or (ii) permit Tenant to so assign or sublease all or a part of the Premises, provided that Landlord shall have the right to approve the identity of any assignee or subtenant, which approval shall not be withheld if
(a) the operations and reputation of any proposed assignee or subtenant are not objectionable to Landlord, and (b) the proposed assignee or subtenant would not negatively affect the tax-free status of Landlord's financing. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. In the event of any assignment or subletting of this Lease made with or without Landlord's consent, Tenant, nevertheless, shall remain liable for the performance of all of the terms, conditions and covenants of this Lease. In the case of a permitted assignment, Tenant shall require any assignee to execute and deliver to Landlord an assumption of liability agreement in form satisfactory to Landlord (which assumption agreement shall not discharge Tenant from its continuing obligations hereunder), including an assumption by the assignee of all of the obligations of Tenant and the assignee's ratification of and agreement to be bound by all the provisions of this Lease. In the case of a permitted subletting, Tenant shall require the sublessee to execute a sublease in a form satisfactory to Landlord whereby the sublessee agrees to be bound by and comply with all of the terms and conditions of this Lease.


          23.     NONDISTURBANCE. Within the earlier of 60 days of the execution
                  --------------
hereof on the Commencement Date, Landlord shall deliver to Tenant a Subordination, Non-disturbance and Attornment Agreement from every mortgagee substantially in the form as Exhibit D hereto. If Landlord fails to supply said Agreement for any reason whatsoever, Tenant shall have the right to terminate this Lease, by giving Landlord written notice thereof within 70 days of the date of the execution of the Lease. If Tenant does not exercise its right to so terminate within said 70 day period, Tenant's right to terminate shall be deemed to have been waived and this Lease shall continue in full force and effect without any obligation on Landlord to supply said Agreement.

          24.     MEMORANDUM  OF  LEASE;  TENANT'S  CERTIFICATE.
                  ---------------------------------------------

               (a)     Tenant, at any time and from time to time and within five
(5) days after Landlord's written request, shall execute, acknowledge and deliver to Landlord a short form or memorandum of this Lease for recording purposes.

               (b) Each party, at any time and from time to time and within five (5) days after the other party's written request, shall execute, acknowledge and deliver to the requesting party a written instrument in recordable form certifying whether this Lease is unmodified and in full force and effect (or if there have been modifications, whether it is in full force and effect as modified and stating the modifications); stating whether the improvements required by Paragraph 3(a) above have been completed; certifying whether Tenant has accepted possession of the Premises; stating the date on which the term of this Lease commenced and the dates to which annual minimum rent, additional rent and other charges have been paid in advance, if any; stating whether, to the best knowledge of the signer of such instrument, the requesting party is in default in the performance of any covenant, agreement or condition contained in this Lease; certifying any other condition reasonably requested by or required by mortgagee or prospective mortgagee or purchaser or subtenant or assignee of the Premises or any interest therein; and stating that it is understood that such instrument may be relied upon by any mortgagee or prospective mortgagee or purchaser or subtenant or assignee of the Premises or any interest therein or by any assignee of Landlord's interest in this lease or by any assignee of any mortgagee. The foregoing instrument shall be addressed to the requesting party and to any mortgagee, prospective mortgagee, purchaser, subtenant, assignee or other party specified by the requesting party.

          25.     CURING TENANTS' DEFAULTS. If Tenant shall be in default in the
                  ------------------------
performance of any of its obligations hereunder, Landlord (without any obligation to do so), in addition to any other rights it may have in law or equity, and after written notice to Tenant except in the case of emergency, may elect to cure such default on behalf of Tenant, and Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including interest, at the rate of ten percent (10%) per annum, from the respective dates of Landlord's making the payments and incurring the costs, which sums and costs together with interest thereon shall be deemed additional rent payable hereunder and shall be payable upon demand.

          26.     NOTICES.  All  notices,  demands,  requests,  consents,
                  -------
certificates and waivers required or permitted hereunder from either party to the other shall be in writing and sent by Federal Express or similar guaranteed overnight delivery service. Notices to Landlord shall be addressed to Paul A.

Fertell, President, Seton Company, 849 Broadway, Newark, NJ 07104. Notice to Tenant shall be addressed to Dr. William B. Tuemmler, Vice President and Technical Director, Pennwalt Corporation, 900 First Avenue, King of Prussia, Pa. 19406-0018 with a copy to Warren J. Gregory, Manager Corporate Services, Pennwalt Corporation, Three Parkway, Philadelphia, Pa. 19102, with a carbon copy to any mortgagee or other party designated by Landlord. Either party may at any time, in the manner set forth for giving notices to the other, set forth a different address to which notices to it shall be sent. Notices shall be deemed to have been given one business day after the same is sent as evidenced by the sender's receipt from the delivery service.

          27.     SURRENDER.
                  ---------

               At the expiration or earlier termination of the term hereof, Tenant shall promptly yield up, clean and neat, and in the same condition, order and repair in which they are required to be kept throughout the term hereof, the Premises and all improvements, alterations and additions thereto subject to Paragraphs 8 and 11.

          28.     DEFAULTS-REMEDIES.
                  -----------------

               (a) If Tenant does not pay in full when due and without demand any and all installments of annual minimum rent or additional rent or any other charges or payments whether or not herein included as rent; or

               (b) If Tenant violates or fails to perform or otherwise breaks any agreement, term, covenant or condition herein contained or any other obligation herein imposed upon Tenant; or

               (c) If Tenant abandons the Premises or removes or attempts to remove Tenant's goods or property therefrom other than in the ordinary course of business without having first paid to Landlord in full all minimum annual rent, additional rent and other charges that may have become due as well as all which will become due thereafter; or

               (d) If Tenant becomes insolvent or bankrupt in any sense or makes an assignment for the benefit of creditors for any such purpose, or files a petition in bankruptcy or reorganization or for any arrangement with creditors under any federal or state act, or files a bill in equity or otherwise initiates proceedings in any court for the appointment of a receiver, trustee, liquidator, custodian, conservator or similar official for any of Tenant's assets, or if any of the real or personal property of Tenant shall be levied upon by any sheriff, marshal, or constable; or

          (e) If a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state act is filed against Tenant or if a bill in equity or other proceeding is filed in any court by any creditor of Tenant for the appointment of a receiver, trustee, liquidator, custodian, conservator or similar official for any of Tenant's assets;

          Then  Landlord  shall  have  the  following  rights:

          (1) To accelerate the whole or any part of the rent for the entire unexpired balance of the term of this Lease, as well as all other charges, payments, costs and expenses herein agreed to be paid by Tenant; or

          (2) To re-enter the Premises and remove all persons and all or any property therefrom, either by summary dispossess proceedings or by any suitable action or proceeding at law, and repossess and enjoy the Premises, together with all additions, alterations and improvements. Upon recovering possession of the Premises by reason of or based upon or arising out of a default on the part of Tenant, Landlord may, at Landlord's option, either terminate this Lease or make such alterations and repairs as may be necessary in order to relet the Premises and may relet the Premises or any part or parts thereof, either in Landlord's name or otherwise, for a term or terms which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and at such rent or rents and upon such other terms and conditions as in Landlord's sole discretion may seem advisable and to such person or persons as may in Landlord's discretion seem best; upon each such reletting all rents received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees and all costs of such alterations and repairs; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as it may become due and payable hereunder. If such rentals received from such reletting during any month shall be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord.

No waiver by Landlord of any breach by Tenant herein shall be a waiver of any subsequent breach, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach. Landlord's rights hereunder are not exclusive of any other right provided hereunder or by law.

          29. GRACE PERIOD. Notwithstanding anything hereinabove stated, neither
              ------------
party hereto will exercise any right or remedy provided for in this Lease or allowed by law because of any default of the other, unless such party shall have first given written notice thereof to the other, and, if the default consists of a failure to pay money, the other shall have failed to pay the sum or sums due within a period of seven (7) days thereafter, or, if the default consists of something other than the failure to pay money which cannot reasonably be cured within ten (10) days, the other shall have failed to begin to cure such default within ten (10) days thereafter and to thereafter continue actively and diligently in good faith with the correction of the default until it is fully cured; provided, however, that no such notice from Landlord and no such grace period shall be required more than two (2) times during any twelve
(12)  month  period.

          30.  BROKERS.  Tenant  represents and warrants to Landlord that Tenant
               -------
has had no dealings, negotiations or consultations with respect to the Premises or this transaction with any broker or finder which it has engaged and that no broker or finder called the Premises to Tenant's attention for lease except Landlord's brokers, Jackson-Cross Co. and Coldwell Banker, or took any part in any dealings, negotiations or consultations with respect to the Premises. Landlord and Tenant each represent and warrant to the other that except as set forth herein neither of them has employed any broker, agent or finder relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim or claims from brokerage or other commissions arising from or out of any breach of the foregoing representations and warranty by the respective indemnitors.

          31. ADVERSE POSSESSION. Tenant shall not suffer or permit the Premises
              ------------------
or any portion thereof to be used by the public, as such, without restriction or in such manner as might reasonably tend to impair Landlord's title to the Premises or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Premises or any portion thereof.

          32. CONDITION OF TITLE AND OF PREMISES. Landlord represents that it is
              ----------------------------------
the owner of the Tract and that the use specified in this Lease is permitted by the zoning regulations of Lower Providence Township applicable to the Tract.

          33.  DEFINITIONS  AND  CONSTRUCTION.
               ------------------------------

               (a)  Definition of "Landlord". The word "Landlord" is used herein
                    ------------------------
to include the Landlord named above as well as it successors and assigns, and any other subsequent owner of the Premises, as well as the heirs, personal representatives or successors and assigns of any such subsequent owner, each of whom shall have the same rights, remedies, powers, authorities and privileges as he would have had had he originally signed this lease as Landlord, but any such person, whether or not named herein, shall have no liability hereunder after he ceases to hold title to the Premises, except for obligations which may have theretofore accrued. Neither Landlord nor any principal of Landlord, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this lease of the Premises, and if the Landlord is in breach or default with respect to Landlord's obligations under this Lease or otherwise, Tenant shall look solely to the equity of Landlord in the Premises for the satisfaction of Tenant's remedies.

               (b)  Definition  of "Tenant". The word "Tenant" is used herein to
                    -----------------------
include the Tenant named above as well as its successors and assigns, each of which shall be under the same obligations, liabilities and disabilities, and each of which shall have the same rights, privileges and powers, as it would have possessed had it originally signed this lease as Tenant. Each and every of the persons named above as Tenant shall be bound formally by the terms, covenants and agreements contained herein. However, no such rights, privileges or powers shall inure to the benefit of any assignee of Tenant immediate or remote, unless the assignment to such assignee is permitted hereunder.

               (c) Definition of "Mortgage" and "Mortgagee". The word "mortgage"
                   ----------------------------------------
is used herein to include any lien or encumbrance on the Premises, the Tract or the buildings and improvements thereon or on any part of or interest in or appurtenance to any of the foregoing, including without limitation, any ground rent or ground lease if Landlord's interest is or becomes a leasehold estate. The word "mortgagee" is used herein to include the holder of any mortgage, including any ground lessor if Landlord's interest is or becomes a leasehold estate. Wherever any right is given to a mortgagee, that right may be exercised on behalf of such mortgagee by any representative or servicing agent of any such mortgagee.

               (d)  Definition  of "Mechanic's Lien". The term "mechanic's lien"
                    --------------------------------
shall mean any lien imposed upon the Premises, the Tract or the buildings and improvements thereon or any interest therein under the Pennsylvania Mechanics Lien Law of 1963.

               (e)  Definition  of "Person". The word "person" is used herein to
                    -----------------------
include a natural person or persons, a partnership or partnerships, a corporation or corporations, an association or associations and any other form of business association or entity.

               (f)  Definition of "Proportionate Share". Tenant's "Proportionate
                    -----------------------------------
Share" of any Imposition, cost, charge, rent, expense or payment shall be calculated, unless otherwise specified, by multiplying the relevant sum by a fraction, the numerator of which shall be the floor area of the Premises and the denominator of which shall be the total floor area of Buildings "A", "B" and "C" as set forth on Exhibit A hereto. For the purposes of this paragraph, it is estimated that the total floor area of Buildings "A", "B" and "C" is approximately 194,480 square feet and that the floor area of the Premises is approximately 41,274 square feet. Proportionate Share is therefore 21.2%, but such factor may be revised based upon further calculations. Such recalculation shall be reduced to writing and appended hereto.

               (g)  Consents.  So  long  as  no  default  has  occurred  and  is
                    --------
continuing by the requesting party, whenever in this Lease a consent, approval or similar action is required by a party, such consent, approval or similar action shall not be unreasonably withheld or delayed.

          34.  ENTIRE  AGREEMENT.  This  Lease  represents  the entire agreement
               -----------------
between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises, the building or the Tract. No rights, easements or licenses are acquired in the Premises or any land adjacent to the Premises by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. This
Lease shall not be modified in any manner except by an instrument in writing executed by the parties. The masculine (or neuter) pronoun, singular number shall include the masculine, feminine and neuter genders and the singular and plural number.

          35. WORKLETTER. The letters and schedules attached hereto as Exhibit E
              ----------
covering the separation of utilities and the other matters set forth therein shall supersede the general provisions of this Lease dealing with the same subject matter.

          36.  CAPTIONS. The captions in this Lease are for convenience only and
               --------
are not a part of this Lease and do not in any way define, limit, describe or amplify the terms an provisions of this Lease or the scope or the intent thereof.

          37.  COVENANT  REGARDING  TAX  EXEMPT  FINANCING.  Seton  Company's
               -------------------------------------------
acquisition and renovation of the Premises has been financed with the proceeds of variable Rate Demand Industrial Development Revenue Bonds (Seton Company Project) Series 1984 issued by the Montgomery County Industrial Development Authority. Tenant hereby agrees (a) not to make any capital expenditure with respect to the Premises in excess of $550,000, except for (i) expenditures under Paragraph 3(b), (ii) equipment purchased after January 1, 1982 to be moved in having an equipment cost exclusive of installation and rigging of not more than $996,000, and (iii) equipment purchased prior to January 1, 1982, (b) not to do anything which would endanger the tax exempt status of the interest payable on the Bonds, and (c) to file with the Internal Revenue Service, such statements, applications, elections or other written filings as Seton Company may request in order to establish and/or maintain the tax exempt status of the interest referred to herein.

          IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.


                                           LANDLORD:   SEMEX, INC.


                                           By: /s/
                                              ----------------------------------
                                              Title



                                           TENANT:   PENNWALT CORPORATION


                                           By: /s/
                                              ----------------------------------
                                              Title

                                 FIRST AMENDMENT
                                       TO
                               AGREEMENT OF LEASE

This Agreement made this 18th day of October, 1994 by and between SEMEX INC., a wholly owned subsidiary of Seton Company ("Landlord") and AMP INCORPORATED ("Tenant").

                                   WITNESSETH:

     WHEREAS, Penwalt Corporation, as Tenant entered in a certain lease agreement with Semex, Inc., dated May 20, 1986 for approximately 41,274 square feet of space at 950 Forge Avenue, Norristown, Pennsylvania (the "Lease"), and

     WHEREAS, Tenant has, in accordance with the lease, exercised its option to extend the Lease for five years, and

     WHEREAS, Tenant has assigned its interests in the Lease to Elf Atochem Sensors, Inc., which assignment was consented to by Landlord on October 24, 1990.

     WHEREAS, Elf Atochem Sensors, Inc., as tenant, has assigned its interests in the Lease to AMP Incorporated, which assignment was consented to by Landlord on February 19, 1993.

     WHEREAS,  Landlord  and  Tenant  desire  to  amend  the  Lease.

     NOW THEREFORE, in consideration of the mutual covenants, conditions, and agreements hereunder contained and intending to be legally bound, Landlord and Tenant agree to the following conditions:

     1. The Lease term shall be extended for three (3) years, which extension shall begin February 1, 1995 and expire on January 31, 1998.

     2. Effective May 15, 1994, the Premises shall be amended to be 61,402 square feet, and Tenant shall lease the Premises, as amended herein, in its "as is" condition.

     3. Minimum Rent from May 5, 1994 to January 31, 1995 shall be increased from Four Hundred Forty One Thousand, Three Hundred and Five ($441,305.00) Dollars, per year, to Five Hundred Thirty One Thousand, Eight Hundred Eighty One ($531,881.00) Dollars, per year, payable in monthly installments in accordance with the terms and conditions of the Lease.

     4. Minimum Rent from February 1, 1995 to January 31, 1998 shall be Four Hundred Thousand, One Hundred Thirty One Dollars ($400,131.00) per year, fixed until the expiration of the term as amended herein, payable in monthly installments in accordance with the Lease.

     5.   Effective  May  15,  1994, Proportionate Share as defined in Paragraph
          33(f)  of  the  Lease,  shall  be  amended  to  be  31.57%.

     6.   The  Elevator  Credit  found  in  paragraph  3(c) shall be eliminated.

     7.   Paragraph  37  shall  be  eliminated.

     8.   Environmental  Matters.
          ----------------------

          (a) Tenant shall not engage in operations at the Premises which involve the manufacture, refining, disposal, or transportation activities with respect to "hazardous substances" as such term is defined under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended, 42 US 9601 et seq. Landlord and Tenant agree that, incidental to operations conducted by Tenant at the Premises, Tenant may generate, treat, store and/or handle hazardous substances, including raw materials. Tenant agrees to conduct such activities in compliance to all applicable laws and regulations. As of June 1, 1994, Landlord acknowledges that Tenant generates various amounts of waste lab chemicals, isopropanol, waste oils, and waste silver, incidental to performing operations at the Premises, and that Tenant will continue to generate, treat, store, and/or handle those or other wastes in conjunction with its manufacturing operations.

          (b) In the event there occurs a discharge of any hazardous substance, Tenant shall promptly give Landlord notice thereof and shall thereafter proceed with diligence to remediate the discharge and clean up the Premises to regulatory levels. If reasonably indicated by the presence of hazardous substances on the Premises, which are caused by Tenant, Landlord may require, at Tenant's expense, reasonable inspections and testing of the Premises by Landlord's environmental consultant in order to assure that the Premises do not contain hazardous substances in violation of applicable law.

     (c) This Article shall survive the expiration or sooner termination of the Lease.

     9. Landlord shall contribute Twenty Thousand ($20,000.00) Dollars to Tenant for Capital Improvements to the Premises, which shall be due Tenant upon substantial completion of said Capital Improvements. Should Landlord fail to pay said $20,000.00 to Tenant within thirty
          (30) days after notice from Tenant, Tenant shall have the right of offset with respect to the next (or any succeeding) monthly rental payment due Landlord.

     10. Each party in exercising discretion afforded to it under the various provisions of the Lease shall be reasonable. Where consent of either party is contemplated, such consent will not unreasonably withheld. Each party will have a good-faith duty to take reasonable steps to mitigate its respective damages.

     11. Documents, statements or certificates as required to be provided by Tenant shall be in a form reasonably acceptable to Tenant.

     12. Each party shall be responsible for its own negligent acts or omissions, including those of its respective employees, agents, contractors and sub-contractors, consistent with Paragraph 18 of the Lease.

     13. If Tenant is not then default, TENANT shall have the option to extend the Lease for an additional term of two (2) years by giving written notice to OWNER. Rental during the extension shall be Four Hundred Twenty Four Thousand, One Hundred Thirty Eight ($424,138.00) per year, payable in monthly installments according to the Lease.

          In order to exercise this option, TENANT must give OWNER written notice one hundred eighty (180) days prior to the expiration date of the lease term.

     14. All other terms and conditions of this Lease Agreement shall be and remain in full force and effect during any extension of the Lease Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal the day and year first above written.

                                             LANDLORD:

ATTEST:                                      SEMEX,  INC.


/s/  Nancy B. Cox                            By:  /s/
--------------------------------                --------------------------------
(Asst.)  Secretary                              (Vice)  President

                                             Tenant:

ATTEST:                                      AMP  INCORPORATED



/s/  David  F. Henschel                      By:  /s/  William J. Hudson,  Jr.
--------------------------------                --------------------------------
David  F. Henschel, Secretary                   William J. Hudson,  Jr.,
                                                Chief Executive Officer

                                 SECOND AMENDMENT
                                 ----------------
                                       TO
                                       --
                               AGREEMENT OF LEASE
                               ------------------


     THIS  SECOND AMENDMENT is made  this  20  day of  NOV , 1995 by and between
                                          ----        -----
SEMEX, INC., a wholly owned subsidiary of Seton Company ("Landlord") and AMP INCORPORATED ('Tenant").

                                   WITNESSETH:

     WHEREAS, Pennwalt Corporation, as tenant has entered in a certain lease agreement with Semex, Inc., dated May 20, 1986 for approximately 41,274 square feet of space at 950 Forge Avenue, Norristown, Pennsylvania (the "Lease"); and

     WHEREAS, said tenant has, in accordance with the Lease, exercised its option to extend the Lease for five years; and

     WHEREAS, said tenant has assigned its interests in the Lease to Elf Atochem Sensors, Inc., which assignment was consented to by Landlord on October 24, 1990; and

     WHEREAS, Elf Atochem Sensors, Inc., as tenant, has assigned its interests in the Lease to AMP Incorporated, which assignment was consented to by Landlord on February 19, 1993; and

     WHEREAS, the Lease was amended by the terms of the First Amendment to Agreement of Lease, between Landlord and Tenant, dated October 18, 1994 ("First Amendment"); and

     WHEREAS, Landlord and Tenant desire to amend the Lease and the First Amendment.

     NOW THEREFORE, in consideration of the mutual covenants, conditions, and agreements hereunder contained, and INTENDING TO BE LEGALLY BOUND, Landlord and Tenant do hereby agree as follows:

1.   First  Amendment  Option to Extend: Lease Term. Notwithstanding anything to
     ----------------------------------------------
     the contrary contained in the Lease or the First Amendment, the following provisions shall govern:

     (a) Tenant hereby exercises its option to extend the Lease in accordance with the terms and conditions of the option found in Paragraph 13 of the First Amendment.

     (b) Tenant and Landlord further agree to extend the term of the Lease for one (1) additional year beyond the option to extend described in Paragraph 1(a) above, so that the Lease, as amended herein, shall expire on January 31, 2001.

2.   Minimum  Rent. Minimum Rent from February 1, 1998 to January 31, 2001 shall
     -------------
     be increased from Four Hundred Thousand One Hundred Thirty-one ($400,131.00) Dollars per year to Four Hundred Twenty-four Thousand One Hundred Thirty-eight ($424,138.00) Dollars per year, fixed, until the expiration of the term as amended herein, payable in equal monthly installments in accordance with the Lease.

3.   Option To Extend. Notwithstanding anything to the contrary contained in the
     ----------------
     Lease  or  First  Amendment,  the  following  provisions  shall  govern:

     (a) Provided Tenant is not then in material default of the Lease, Tenant shall have the option to extend ("Option To Extend") the Lease for one
          (1) additional term of two (2) years from February 1, 2001, by giving Landlord written notice no less than one hundred eighty (180) days prior to January 31, 2001.

     (b) Minimum Rent for the Option To Extend term set forth in Paragraph 3(a) above, shall be Four Hundred Fifty-five Thousand Nine Hundred Forty-eight and 35/100 ($455,948.35) Dollars per year, fixed, payable in equal monthly installments in accordance with the Lease.

     (c) In the event Tenant shall not exercise the Option To Extend described in Paragraph 3(a) above, Tenant shall then pay Landlord Forty-five Thousand Four Hundred ($45,400) Dollars. If due and owing, Tenant shall make the payment required under this subparagraph in a single payment on or before February 10, 2001.

4.   Capital  Improvements. Landlord has received construction drawings prepared
     ---------------------
     by Lockwood Greene Co. from Tenant, detailing Tenant's planned alterations, improvements and additions ("Capital Improvements") to the Premises; and, the complete list of construction drawings received by Landlord, is attached to this Second Amendment, and made part hereof as Exhibit A.

     Notwithstanding anything to the contrary in the Lease, Landlord consents to those Capital Improvements contained in the list of construction drawings found in Exhibit A, subject to the following terms and conditions:

     (a) The terms and conditions found in a letter from Seton Company to Tenant, dated June 7, 1995, and attached hereto as Exhibit B and incorporated herein by reference, which includes, without limitation, Landlord's reservation of its right, in accordance with Paragraph 11 of the Lease, to request that Tenant remove Tenant's Capital Improvements upon expiration of the Lease.

     (b) Tenant acknowledges and agrees that Landlord has not evaluated Tenant's construction drawings nor design specifications, to determine whether or not Tenant's Capital Improvements may impair the structural strength of or overtax any of the mechanical systems of the Premises, or Building C; and, Tenant agrees that it shall be responsible for any and all costs to repair any damage to said structural and mechanical systems which occur as a result of Tenant's Capital Improvements.

     (c) Landlord shall not be responsible for any repair or maintenance of Tenant's Capital Improvements.

5.   Capital  Improvements  Contribution.  Including  the  Twenty  Thousand
     -----------------------------------
     ($20,000.00) Dollar contribution due Tenant under Paragraph 1 of the First Amendment to the Lease, Landlord agrees to contribute a total of One Hundred Twenty Thousand ($120,000.00) Dollars ("Capital Improvements Contribution") to the cost of Tenant's Capital Improvements. The Capital Improvements Contribution shall be delivered to Tenant on or before thirty
     (30)  days  from  the  execution  of  this  Second  Amendment.

6.   Broker.  Landlord's broker in Paragraph 30 of the Lease shall be changed to
     ------
     be  The  Burns  Company.

7.   Miscellaneous.
     -------------

     (a) The Lease, the First Amendment and this Second Amendment constitute the entire agreement of the parties with respect to the subject matter thereof and supersedes any prior or contemporaneous representations or agreements not contained therein.

     (b) All of the terms of the Lease, except as expressly amended by the First Amendment and this Second Amendment, shall remain in full force and effect hereafter, and are hereby ratified, approved and confirmed in all respects by each of the parties.

     (c) In the case of conflicts between the provisions of the First Amendment, this Second Amendment and/or the original provisions of the Lease, the provisions of this Second Amendment, the First Amendment and the Lease, in that order, shall control.

     (d) No provision of this Second Amendment may be waived or modified except to the extent expressly done so in writing signed by the party to be bound thereby.

     (e) The Lease and the First Amendment are incorporated herein by reference thereto, as if set forth at length in this Second Amendment. All capitalized terms used but not defined in this Second Amendment shall have the same meaning as assigned to such terms in the Lease or the First Amendment, as applicable. The term "Lease" and all references thereto, or to any portion thereof, as utilized in the Lease or this Second Amendment, shall mean and refer to the Lease as revised pursuant to the First Amendment and this Second Amendment.

     (f) This Second Amendment will only be binding upon the Landlord if Tenant executes a copy of this Second Amendment and returns a fully signed copy of this Second Amendment to Landlord by 5:00 p.m., EST, on __________, 1995, time being of the essence.

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment under seal the day and year first above written.


                                             LANDLORD:

ATTEST:                                      SEMEX,  INC.


/s/  Kathryn  A. Heuer                       By:  /s/
--------------------------------                --------------------------------
                                                (Vice)  President

                                             Tenant:

ATTEST:                                      AMP  INCORPORATED


/s/  David  F. Henschel                      By:  /s/  Javad  K.  Hassan
--------------------------------                --------------------------------
David  F. Henschel, Secretary                   Javad  K.  Hassan
                                                President

                                    EXHIBIT A
                                       TO
                                SECOND AMENDMENT


The following were prepared by Lockwood Greene, Planners, Engineers, Architects and Managers, Spartanburg, South Carolina.

Specifications
--------------

     Dated:         4.18.95

     Titled:        Amp,  Flexible  Films  Products
                    Group,  Piezo  Film  Sensors,
                    Norristown  PA.
                    Project  Manager  Manual,  Facility
                    modifications  Amp  Bldg.  #261.

Drawings
--------

     Titled:        Amp,  Flexible  Films  Products
                    Group, Piezo Film Sensors,
                    Norristown  PA.
                    Project  Manager  Manual,  Facility
                    modifications  Amp  Bldg.  #261.

ARCHITECTURAL                                                   DATED
-------------                                                   -----

A-1            Notes & Abbreviations                           4.18.95
A-2            Composite Ground Floor Plan                     4.18.95
A-3            Composite Second Floor Plan                     4.18.95
A-4            Roof Plan & Roof Details                        4.18.95
A-5            Ground Floor Plan                               4.18.95
A-6            Ground Floor Plan Area B                        4.18.95
A-7            Second Floor Plan Area A                        4.18.95
A-8            Reflected Ceiling, Floor Plan Area A            4.18.95
A-9            Reflected Ceiling Plan - Ground Floor Area B    4.18.95
A-10           Reflected Ceiling Plan - Second Floor - Area A  4.18.95
A-11           Finish & Door Schedule                          4.18.95
A-12           Miscellaneous Sections & Details                4.18.94

                                    EXHIBIT A
                                       TO
                                SECOND AMENDMENT



HEATING, VENTILATING, AIR CONDITIONING             DATED
--------------------------------------             -----

HV-1     Abbreviations, Legends, Symbols & Notes  4.18.95

HV-2     Ground Floor Plan Area B                 4.18.95

HV-3     Ground Floor Plan Area A                 4.18.95

HV-4     Upper Level Plan Area B                  4.18.95

HV-5     Upper Level Plan Area A                  4.18.95

HV-6     Roof Plan                                4.18.95

HV-7     Sections                                 4.18.95

HV-8     Details                                  4.18.95

HV-9     Schedules                                4.18.95



PLUMBING & MECHANICAL                         DATED
---------------------                         -----

M-1       Ground Floor Area B               4.18.95

M-2       Ground Floor Area A               4.18.95

M-3       Upper Level Area B                4.18.95

M-4       Upper Level Area A                4.18.95

                                    EXHIBIT A
                                       TO
                                SECOND AMENDMENT


ELECTRICAL                                          DATED
----------                                          -----

E-1         Legend & Luminaire Schedule            4.18.95

E-2         Demolition Plan Ground Floor           4.18.95

E-3         Demolition Plan Second Floor           4.18.95

E-4         Lighting Plan - Ground Floor Area A    4.18.95

E-5         Lighting Plan - Ground Floor Area B    4.18.95

E-6         Lighting Plan - Second Floor Area A    4.18.95

E-7         Power Plan - Second Floor Area B       4.18.95

E-8         Power Plan - Ground Floor Area A       4.18.95

E-9         Power Plan - Ground Floor Area B       4.18.95

E-10        Power Plan - Second Floor Area A       4.18.95

E-11        Power Plan - Roof                      4.18.95

E-12        Panel Board Schedules                  4.18.95

E-13        Auxiliary Systems Ground Floor Ara A   4.18.95

E-14        Auxiliary Systems Ground Floor Area B  4.18.95

E-15        Auxiliary Systems Second Floor Area A  4.18.95

E-16        Auxiliary Systems Second Floor Area B  4.18.95

E-17        Auxiliary Systems Details              4.18.95



Initials:/s/                            /s/
         ---------                      ----------
         AMP, Inc.                      Semex

                                    EXHIBIT B
                                       TO
                                SECOND AMENDMENT



S E T 0 N
          SETON COMPANY - 2500 Monroe Boulevard - Norristown, Pennsylvania 19408
                          Phone  (610) 666-9600  Telecopier  (610) 666-1088
                          Telex 887941

June 7, 1995



Ms.  Kelley  Giannetti
Cost Analyst
Plaza  Film  Sensors
AMP,  Inc.
P.O.  Box  799
Valley  Forge,  PA  19482

RE:   DRAWING  REVIEW
      950  FORGE  AVENUE
      NORRISTOWN,  PA

Dear Kelley:

Semex, Inc. has received end reviewed the construction drawings shown in the attached AMP Drawings List for planned improvements to the Forge Avenue facility.

In accordance with Paragraph 11 of AMP, Inc.'s lease with Semex, Inc., Semex is prepared to provide its prior written consent for the improvements shown in the AMP Drawings List, subject to the following conditions:

1. Semex's roof maintenance contractor shall have the right to inspect the HVAC curbs and flashing, as well as the treatment of any other roof cuts, prior to final acceptance.

2. AMP shall be responsible for all roof damage during construction, and be required to repair all roof leaks while construction is in progress.

3. AMP shall install walking pads or other similar traffic bearing material along delineated access paths used to service the newly installed HVAC units.

4. The proposed ground level HVAC condensing unit for CRU #1 shall be screened with natural planting materials, and placed to permit snow plowing and snow stacking.

5. All new and re-tubed existing light fixtures shall be tagged inside to indicate correct type of replacement bulbs required.

Kelley  Giannetti
June  7,  1995
Page  2



6.   AMP  shall  obtain  all  required  building  permits prior to construction.

7. AMP shall provide Semex with a written statement from the project's design engineers stating that, after review, they have determined that the existing electrical service, including feeder, primary disconnect and transformer are adequate for AMP'S intended purposes, and will meet current codes under new loads.

In addition, along with the prior consent, Semex reserves the right to request the removal of any alteration, improvements and additions at the end of the lease.

Sincerely.


/s/  Kathryn  A.  Heuer
Kathryn  A.  Heuer
Insurance  Administrator


cc:  Perry  Trechak
     Bill  Burns

                               ASSIGNMENT OF LEASE
                               -------------------

     This  Agreement,  effective  the  14TH day of August, 1998, is entered into
                                      -----        ------
between AMP Incorporated, a corporation organized under the laws of the Commonwealth of Pennsylvania having its principal place of business at 470 Friendship Road, Harrisburg, Pennsylvania, 17111, referred to as "Assignor", and Measurement Specialties, Inc., a corporation organized under the laws of the State of New Jersey, having its principal place of business at 80 Little Falls Road, Fairfield, New Jersey, 07004, referred to as "Assignee."

                                    RECITALS
                                    --------

     The  parties  recite  and  declare:

     A. Assignor entered into a lease agreement described below, as Tenant for a term that extends to January 31, 2001.

     B. Assignee desires to assume the rights, liabilities, and duties of Assignor in the lease agreement.

     In consideration of the mutual covenants contained in this Agreement, the parties agree as follows:

     1. Assignor does grant, convey, and assign to Assignee all of its rights as Tenant in the lease agreement originally entered into on May 20, 1987 by Semex Inc., a wholly owned subsidiary of Seton Company ("Landlord") and Pennwalt Corporation ("Tenant"), as amended on October 18, 1994 by a First Amendment in which AMP Incorporated was named as Tenant, having been assigned its interest as Tenant by assignments previously approved by Landlord, and as further amended on November 20, 1995 by a Second Amendment also naming AMP Incorporated as Tenant (which agreements are collectively referred to as the "Lease"), demising premises known as Building B, 950 Forge Avenue, Norristown, Pennsylvania 19403, containing approximately 61,402 square feet as more particularly described by metes and bounds in Exhibit B to the original Lease.

     2. Assignee shall have the demised premises during all the remainder of the term of the Lease, and any renewals or extensions of the Lease, to the extent, if any, provided in the Lease, and shall abide by the terms of the Lease and assume all obligations and responsibilities of Tenant provided therein.

     3. Neither this Agreement nor the acceptance of rent by Landlord from Assignee pursuant to this assignment shall release, relieve, or in any manner modify the obligations and liabilities of Assignor under the terms and conditions of the Lease, all of which obligations and liabilities of Assignor shall remain in force notwithstanding this assignment.

     4. Assignee accepts the assignment made in this instrument and assumes the liability and duty to perform all of the terms and conditions of the Lease on the part of the Assignor to be performed.

     5. A true, correct and complete copy of the Lease and all modifications thereto are attached to this Assignment, there have been no oral or written amendments to or modifications of the Lease except for the written amendments, if any, that are attached hereto, and the Lease represents the entire Agreement between Landlord and Assignor regarding the Premises.

     6.     The  term  of  the Lease is scheduled to expire on January 31, 2001.

     7. As of the date hereof, the minimum rent owing for the Premises is $424,138.00 per year, fixed, until the expiration of the term, payable in equal monthly installments, plus additional rent for Assignee's proportionate share of operating expenses, as set forth in Section 6 of the Lease.

     8. To Landlord's knowledge, there are no defaults under the Lease, but Landlord has not made any investigation or inquiry to ascertain defaults and therefore reserves all rights to assert any default that may be found to exist.

     9. If Assignor or Assignee employs an agent in connection with any sublease or further assignment involving all or any portion of the leased premises, they will employ for such purposes the real estate agent stipulated by Landlord.

     10. All alterations, improvements or additions to the Premises made by Assignor have been approved by the Landlord.

     11. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease.


     In witness whereof and intending to be legally bound, each party to this assignment has caused it to be executed under seal as of the date above written.


                                          ASSIGNOR
                                          AMP  INCORPORATED


Attest:  /s/                              By:  /s/                       (Seal)
       ----------------------                ----------------------------
                                          James R. Malley, Chairman of the Board


                                          ASSIGNEE
                                          MEASUREMENT  SPECIALTIES,  INC.


Attest: /s/ Kirk J. Dischino              By:  /s/ Joseph R. Mallon, Jr. (Seal)
       ----------------------                ----------------------------

     The  foregoing  assignment  is  approved by Landlord this 4th day of August
1998.

                                          LANDLORD


Attest:  /s/                              By:  /s/                       (Seal)
       ----------------------                ----------------------------

                                   MEASUREMENT
                                   SPECIALTIES



July 17, 2000



VIA  FEDERAL  EXPRESS  AND CERTIFIED MAIL
-----------------------------------------

Seton  Company
1000  Madison  Avenue
Norristown,  PA  19403

Attention:  Robert  D.  DeMajistre,  President

Re:    Lease  Renewal

Dear  Mr.  DeMajistre:

Measurement Specialties, Inc. is the current Tenant of certain premises known as Building B, 950 Forge Avenue, Norristown, Pennsylvania, pursuant to a Lease Agreement originally entered into on May 20, 1986 by Semex Inc., a wholly owned subsidiary of Seton Company, and Pennwalt Corporation, as amended by a First Amendment dated October 18, 1994 in which AMP Incorporated was named as Tenant (having been assigned its interest as Tenant by assignments previously approved by Landlord), and a Second Amendment dated November 20,1995 (the "Second Amendment"); the tenant's interest in such Lease, as so amended, was subsequently assigned to Measurement Specialties, Inc. by an Assignment of Lease dated August 14, 1998 between AMP Incorporated and Measurement Specialties, Inc.

Please be advised that, pursuant to Section 3(a) of the Second Amendment, Measurement Specialties, Inc. is hereby exercising its option to extend the Lease for one additional term of two (2) years from February 1,2001 to January 31,2003, at a Minimum Rent of $455,948.35 per year. The Tenant is not in material default of the Lease.

Kindly indicate your receipt of this letter by signing the enclosed copy in the space indicated below and retuning to me at the following:

Measurement  Specialties,  Inc
Attn:  Kirk  J.  Dischino
80  Little  Falls  Road
Fairfield,  New  Jersey  07004
Fax  (973)  808-1787



80  Little  Falls  Road
Fairfield,  New  Jersey  07004
Tel:  (973)  808-1819  Fax:  (973)  808-1787
E-mail:  info@msiusa.com
Web site:  www.msiusa.com